                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12


                     Universal Automotive Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

  Shefsky & Froelich Ltd., Suite 2500, 444 N. Michigan Ave., Chicago, IL 60611
                            Attn: Dennis B. O'Boyle
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                      Universal Automotive Industries, Inc.
                           11859 South Central Avenue
                              Alsip, Illinois 60803
                                 (708) 293-4050

                -------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 6, 2001

                -------------------------------------------------

To the Stockholders of Universal Automotive Industries, Inc.:

     The Annual Meeting of Stockholders of Universal Automotive Industries, Inc. (the "Company") will be held on Wednesday, June 6, 2001, at 10:00 a.m., at the Radisson Hotel Lincolnwood, 4500 West Touhy Avenue, Lincolnwood, Illinois, for the following purposes:

     1. To elect seven Directors to serve until the next annual meeting of stockholders or until their successors are elected or qualified;

     2. To vote to approve an increase in the number of shares of Common Stock which may be issued under the Universal Automotive Industries, Inc. Share Option Plan;

     3. To ratify the appointment of Altschuler, Melvoin and Glasser LLP as the Company's independent auditors for 2001; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only Stockholders of record as of the close of business on April 27, 2001, will be entitled to notice of and to vote at the meeting or at any adjournment thereof. A copy of Universal Automotive Industries, Inc. Annual Report to Stockholders for the year ended December 31, 2000 is enclosed.

                                   By Order of The Board of Directors:

                                   /s/ Jerome J. Hiss

                                   Jerome J. Hiss
                                   Secretary

Chicago, Illinois
May 3, 2001

                                              YOUR VOTE IS IMPORTANT

     REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL ASSURE THAT A QUORUM IS PRESENT AT THE MEETING AND SAVE US THE EXPENSE OF FURTHER SOLICITATION OF PROXIES.

                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                           11859 South Central Avenue
                              Alsip, Illinois 60803


                          -----------------------------
                                 PROXY STATEMENT
                          -----------------------------


                   PROXY SOLICITATION AND GENERAL INFORMATION

     This proxy statement (the "Proxy Statement") is furnished to the holders (the "Stockholders") of shares of common stock of Universal Automotive Industries, Inc., a Delaware corporation, in connection with the solicitation of proxies by our Board of Directors (the "Board of Directors") for use at the annual meeting of Stockholders (the "Meeting") to be held on Wednesday, June 6, 2001, at 10:00 a.m., at the Radisson Hotel Lincolnwood, 4500 West Touhy Avenue, Lincolnwood, Illinois, and any adjournment thereof. Our bylaws (the "Bylaws") require the Directors to call and hold an annual meeting of stockholders each year. We mailed this Proxy Statement and the enclosed proxy to our Stockholders on or about May 4, 2001. Stockholders who wish to attend the meeting should contact us at (708) 293-4050.

     Only Stockholders of record at the close of business on April 27, 2001 (the "Record Date") will be entitled to notice of and to vote at the Meeting. On the Record Date, 7,438,870 shares of our common stock, par value $.01 per share (the "Common Stock"), having one vote each, were issued and outstanding. A majority of the outstanding shares of Common Stock, represented at the Meeting in person or by proxy, will constitute a quorum.

     We will bear all costs associated with the solicitation of proxies, including the cost of preparing, printing and mailing this Proxy Statement and the reimbursement of brokerage firms and other record holders of shares of Common Stock for their expenses in forwarding proxy materials to beneficial owners of such shares. Following the original solicitation of proxies by mail, proxies may be solicited by our officers and employees by telephone, facsimile, telegraph or in person. Such officers and employees will not be additionally compensated for soliciting proxies.

     Shares represented by properly executed proxies in the accompanying form received by the Board of Directors prior to the Meeting will be voted at the Meeting. Shares not represented by properly executed proxies will not be voted. If a Stockholder specifies a choice with respect to any matter to be acted upon, the shares represented by that proxy will be voted as specified. If the Stockholder does not specify a choice, in an otherwise properly executed proxy, with respect to any proposal referred to therein, the shares represented by that proxy will be voted with respect to that proposal in accordance with the recommendations of the Board of Directors described herein. A Stockholder who signs and returns a proxy in the accompanying form may revoke it by: (i) giving written notice of revocation to us before the proxy is voted at the Meeting;
(ii) executing and delivering a later-dated proxy; or (iii) attending the Meeting and voting the shares in person.

     The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting is required for the election of Directors, approval of an increase in the number of shares of Common Stock which may be issued under our Share Option Plan and the ratification of our independent auditors. With regard to the election of Directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes (shares not voted by brokers due to the absence of instructions from street name holders) on a matter are not considered voted or as present or represented on that matter and will have no effect on the outcome of the election of Directors. Unless the context otherwise requires, the terms "we," "us" or "our" includes Universal Automotive Industries, Inc. and our direct and indirect subsidiaries, including our predecessor, Universal Automotive, Inc.

                              ELECTION OF DIRECTORS

     The Board of Directors has nominated the seven persons named below for election as Directors at the Meeting to serve until the 2002 annual meeting of Stockholders and until their elected successors are qualified. The Bylaws provide that the Board of Directors shall consist of seven directors. At the present time, our Board consists of seven persons. All of the nominees below are presently serving as members of the Board of Directors. Each nominee has consented to have his or her name appear as a nominee in this Proxy Statement and to serve as a Director if elected. Should any nominee become unable to serve as a Director, shares of Common Stock represented at the Meeting by valid proxies may be voted for the election of such substitute nominee(s) as may be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable to serve as a Director.

     The following information is provided concerning the nominees for election as Directors of the Company:

-----------------------------------------------------------------------------------------------------------
    NAME            AGE   DIRECTOR SINCE    PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
-----------------------------------------------------------------------------------------------------------
Arvin Scott         44         1986         Mr. Scott has served as our President and Chief Executive
                                            Officer since March 1996.  Mr. Scott served as our Executive
                                            Vice President from October 1994 to March 1996 and served as our Vice President from 1986 to October 1994.  Mr. Scott
                                            joined us in 1981 as a purchaser of automotive aftermarket replacement parts for distribution in the Chicago jobber market.
                                            From 1984 to 1986, Mr. Scott served as Vice President of an unaffiliated Chicago-based warehouse distributor, of which he was a 50% owner.  Mr. Scott oversees the distribution of the
                                            UBP Universal Brake Parts line and our manufacturing
                                            operations.
-----------------------------------------------------------------------------------------------------------
Yehuda Tzur         48         1981         Mr. Tzur, our founder, has served as our Chairman of the Board of Directors since October 1994.  From 1981 to March 1996,
                                            Mr. Tzur served as our President and Chief Executive Officer.
                                            Mr. Tzur oversees our administrative functions and our
                                            wholesale commodities operations.
-----------------------------------------------------------------------------------------------------------
Sami Israel         59         1984         Mr. Israel has served as our Vice President since October 1994 and served as our Treasurer from 1984 to October 1994.  Mr.
                                            Israel has been a Director since 1984.  Mr. Israel manages our shipping and receiving operations from our headquarters
                                            located in Alsip, Illinois.
-----------------------------------------------------------------------------------------------------------
Sol S. Weiner       82         1995         Mr. Weiner is a private investor and currently is a Director of
                                            Comtech Telecommunications, Inc.
-----------------------------------------------------------------------------------------------------------
Sheldon Robinson    74         1995         Mr. Robinson is an owner and President of Associated
                                            Financial Consultants, Inc. and Robinson Financial Group, Inc.,
                                            which companies sell insurance and investment products. Mr.
                                            Robinson has been in the insurance business since 1963.
-----------------------------------------------------------------------------------------------------------
Dennis L. Kessler   62         1997         Mr. Kessler is President of Kessler Management Consulting,
                                            LLC.  Prior to February 1998, Mr. Kessler was Co-President of
                                            Fel-Pro Incorporated which manufactures and distributes
                                            gaskets, engine parts and industrial chemicals.  Mr. Kessler served in various capacities with Fel-Pro since 1964.
-----------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
    NAME            AGE   DIRECTOR SINCE    PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
-----------------------------------------------------------------------------------------------------------
M. Catherine Jaros  52         2000         Ms. Jaros is chief executive officer of Display Edge
                                            Technology, Inc., which provides electronic shelf labels and other shelf edge products for the retail industry.  She also operates M. Catherine Jaros Consulting, a business
                                            development, marketing and e-strategy consulting firm.  From
                                            1999 to 2000, Ms. Jaros was president of Starbelly.com, Inc.
                                            which specialized in business to business shipping on demand.
                                            From 1998 to 1999 Ms. Jaros was acting president and a
                                            director of Kriti Interactive Media, Inc. which provided
                                            strategic, financial and customer development oversight on behalf of a major interactional investment group.  From 1992 to
                                            1997, Ms. Jaros was Vice-President, Marketing and Strategy for
                                            the Tribune Company.  Ms. Jaros has held various positions involving marketing and business development since 1973.
-----------------------------------------------------------------------------------------------------------

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

                          CERTAIN INFORMATION REGARDING
                             THE BOARD OF DIRECTORS

     In 2000, the Board of Directors held three meetings at which all Directors were present and one meeting at which all Directors except two were present. The Board of Directors presently has a Compensation Committee, an Audit Committee and a Nominating Committee. The Compensation Committee is responsible for reviewing, determining and establishing the salaries, bonuses and other compensation of our executive officers. Because our executive officers' employment agreements presently control the compensation paid to such executive officers, the Compensation Committee only met one time during 2000. The Audit Committee is responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, establishing and monitoring our financial policies and control procedures, reviewing and monitoring the provision of non-audit services by our independent auditors and reviewing all potential conflict of interest situations. The Compensation Committee is presently comprised of Mr. Robinson, Mr. Weiner and Mr. Kessler, none of whom has ever been an officer or employee. Mr. Robinson is Chairman of the Compensation Committee. The Nominating Committee consists of Mr. Scott (Chairman) and Messrs. Kessler, Tzur and Israel. The Nominating Committee nominates candidates for election to the Board of Directors. The Nominating Committee did not meet during 2000. The Audit Committee is comprised of Mr. Robinson, Mr. Weiner, Mr. Kessler and Ms. Jaros. Mr. Weiner is Chairman of the Audit Committee. The Audit Committee met four times during 2000.

     We, the members of the Audit Committee of Universal Automotive Industries, Inc., represent the following:

     1) The Audit Committee has reviewed and discussed the audited financial statements with our management;

     2) The Audit Committee has discussed with Altschuler, Melvoin and Glasser LLP, our independent auditors, the matters required to be discussed by Statement of Accounting Standards 61, as may be modified or supplemented;

     3) The Audit Committee has received the written disclosures from Altschuler, Melvoin and Glasser LLP required by Independence Standards Board Standard No. 1 and has discussed with Altschuler, Melvoin and Glasser LLP its independence; and

     4) Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Form 10-K for the year ended December 31, 2000.

          M. Catherine Jaros  Dennis L. Kessler  Sheldon Robinson  Sol S. Weiner

     The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is included as an appendix to this Proxy Statement. All of the members of the Audit Committee are independent, as independence is defined in Section 4200 of the rules of the Nasdaq Stock Market.

                               EXECUTIVE OFFICERS

     The following sets forth information with respect to our executive officer who is not a director. Such officer is elected annually by the Directors and serves until his successor is elected and qualified or until his death, resignation or removal by the Directors:

     Jerome J. Hiss, 50, has served as our Chief Financial Officer since August 1996 and Secretary and Assistant Treasurer since September 1996. He is a Certified Public Accountant and a 1972 graduate of the University of Notre Dame (B.B.A). From 1983 to August 1996, Mr. Hiss was employed at ANTEC Corporation, serving initially as controller of the manufacturing business and later as a corporate division controller. Prior to 1983, Mr. Hiss was employed by Household International and the public accounting firm of Deloitte & Touche.

                           SHARE OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of April 5, 2001 by (i) each Director who beneficially owns Common Stock, (ii) each Executive Officer named in the Summary Compensation Table, (iii) each person that is known by us to beneficially own more than 5% of the outstanding shares of Common Stock and (iv) all Directors and executive officers as a group.


                                                                Number of Shares              Percent of
Name (1)                                                      Beneficially Owned        Shares Outstanding
--------                                                      ------------------        ------------------
Yehuda Tzur...................................................    1,115,600(2)                 14.9%
Arvin Scott...................................................    1,131,750(3)                 14.9%
Sami Israel...................................................      967,000(4)                 13.0%
Sheldon Robinson..............................................      131,000(5)                  1.8%
Sol S. Weiner.................................................      166,000(6)                  2.2%
Reuben Gabay..................................................      497,500(7)                  6.7%
Dennis L. Kessler.............................................      104,000(8)                  1.4%
M. Catherine Jaros............................................              0                    __*
Jerome J. Hiss................................................       12,360(9)                     *
Finova Mezzanine Capital, Inc.................................   1,179,260(10)                 13.7%
All directors, and officers as a group (8 persons)............   3,627,710(11)                 47.3%

--------------------
*  less than one percent

(1) The address of each of Messrs. Tzur, Scott, Israel, Gabay and Hiss are 11859 South Central Avenue, Alsip, Illinois 60803. The address of Messrs. Robinson and Weiner are 6633 N. Sacramento, Chicago, Illinois 60645 and 101 Hamilton, Evanston, Illinois 60202, respectively. The address of Mr. Kessler is 170 Lakeside Place, Highland Park, Illinois 60035. The address of Ms. Jaros is 216 Summerfield Road, Northbrook, Illinois 60062.

(2) Includes 48,600 shares issuable upon the exercise of options which are currently exercisable.

(3) Includes 135,600 shares issuable upon the exercise of options which are currently exercisable.

(4) Includes 487,050 shares owned by Mr. Israel's spouse and children and 6,000 shares issuable upon the exercise of options which are currently exercisable.

(5) Includes 16,000 shares issuable upon the exercise of options which are currently exercisable and 100,000 shares owned by a general partnership managed by Mr. Robinson.

     (6) Includes 10,000 shares issuable upon the exercise of options which are currently exercisable and 6,000 shares owned by Mr. Weiner's spouse.

     (7)  Includes 110,000 shares owned by Mr. Gabay's spouse.

     (8) Includes 4,000 shares issuable upon the exercise of options which are currently exercisable.

     (9) Includes 12,360 shares issuable upon the exercise of options which are currently exercisable.

     (10) Includes exercisable warrants to purchase 900,000 shares pursuant to terms of a subordinated debenture.

     (11) Includes 232,560 shares issuable upon the exercise of options which are currently exercisable.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

     SUMMARY COMPENSATION TABLE

          The following table sets forth certain information with respect to the total annual compensation paid by the Company to the Chief Executive Officer and each of the other executive officers ("Named Executive Officers") whose total cash compensation for the year ended December 31, 2000 exceeded $100,000:

====================================================================================================================================
                                                       SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------------------
NAME AND PRINCIPAL POSITION                    YEAR            ANNUAL COMPENSATION                LONG-TERM             ALL OTHER
---------------------------                    ----            -------------------               COMPENSATION         COMPENSATION
                                                           SALARY           BONUSES           NUMBER OF OPTIONS
------------------------------------------------------------------------------------------------------------------------------------
Yehuda Tzur...............................     2000       $208,000           $25,000                25,000                  --
Chairman of the Board                          1999       $190,000             ---                  30,000                  --
                                               1998       $178,365             ---                  26,000 (A)              --

------------------------------------------------------------------------------------------------------------------------------------
Arvin Scott...............................     2000       $220,000           $25,000                25,000                  --
President and Chief Executive Officer          1999       $200,000             ---                  40,000                  --
                                               1998       $178,365             ---           116,000 (A) and (B)            --

------------------------------------------------------------------------------------------------------------------------------------
Sami Israel...............................     2000       $143,220           $ 7,000                10,000                  --
Vice President                                 1999       $139,050             ---                   5,000                  --
                                               1998       $137,596             ---                   5,000                  --

------------------------------------------------------------------------------------------------------------------------------------
Jerome J. Hiss............................     2000       $111,300           $14,500                12,000                  --
Chief Financial Officer and Secretary          1999       $106,000             ---                  12,000                  --
                                               1998       $104,413           $18,000                12,600 (A)              --
------------------------------------------------------------------------------------------------------------------------------------

(A) Holders of nonqualified options issued in 1997 were provided the option of holding the nonqualified options bearing a strike price of $5.00 or canceling and replacing them with qualified options for 60% of the number of shares subject to the nonqualified options. Consequently, Messrs. Scott, Tzur and Hiss elected to convert 10,000, 10,000 and 1,000 nonqualified options, respectively, and replace them with 6,000, 6,000 and 600 qualified options, respectively.

(B) Of Mr. Scott's nonqualified options issued in 1995 bearing a strike price of $1.00, 44,000 nonqualified options were canceled and replaced with qualified options to purchase 60,000 shares at 110% of fair market value at the date of such grant.

================================================================================

OPTION TABLES

       The following table sets forth certain information with respect to options granted to Messrs. Tzur, Scott, Israel and Hiss during the year ended December 31, 2000 under our Stock Option Plan (as hereinafter defined). We did not grant any stock appreciation rights during the year.

                              Option Grants in 2000

===========================================================================================================================
                                                                                               Potential Realized Value at
                                                                                                 Assumed Annual Rates of
                                      Individual Grants                                        Stock Price Appreciation for
                                                                                                       Option Term
---------------------------------------------------------------------------------------------------------------------------
                             Number of           % of Total
                             Securities      Options Granted to    Exercise
                             Underlying         Employees In         Price       Expiration
Name                      Options Granted       Fiscal Year       (per Share)        Date          5% ($)       10% ($)
---------------------------------------------------------------------------------------------------------------------------
Yehuda Tzur                    25,000               20%              $2.34         1/20/10        $22,945       $71,187
---------------------------------------------------------------------------------------------------------------------------
Arvin Scott                    25,000               20%              $2.34         1/20/10        $22,945       $71,187
---------------------------------------------------------------------------------------------------------------------------
Sami Israel                    10,000                8%              $2.34         1/20/10        $ 9,178       $28,475
---------------------------------------------------------------------------------------------------------------------------
Jerome J. Hiss                 12,000               10%              $2.13         1/20/10        $13,533       $36,690
---------------------------------------------------------------------------------------------------------------------------


AGGREGATED OPTION EXERCISES IN FISCAL 2000 AND FISCAL YEAR-END OPTION VALUES

     The following table provides information on option exercises during the year ended December 31, 2000 by the Named Executive Officers and the value of such officers' unexercised stock options as of December 31, 2000.

===========================================================================================================================
                                                             Number of Unexercised        Value of Unexercised In-the-Money
                                                              Options at 12/31/00                Options at 12/31/00
---------------------------------------------------------------------------------------------------------------------------
                    Shares Acquired       Value
   Name             on Exercise (#)    Realized ($)      Exercisable      Unexercisable     Exercisable      Unexercisable
---------------------------------------------------------------------------------------------------------------------------
Yehuda Tzur               --                --              48,600            57,400           $ 6,400          $ 9,600
---------------------------------------------------------------------------------------------------------------------------
Arvin Scott               --                --             135,600            81,400           $27,000          $24,000
---------------------------------------------------------------------------------------------------------------------------
Sami Israel               --                --               6,000            14,000           $ 1,600          $ 2,400
---------------------------------------------------------------------------------------------------------------------------
Jerome J. Hiss            --                --              12,360            24,240           $ 4,368          $ 6,552
===========================================================================================================================

COMPENSATION OF DIRECTORS

     Each Director who is not an officer or employee receives a fee of $2,500 per quarter and is reimbursed for out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors. During 2000, Messrs. Weiner, Robinson and Kessler each received $10,000 in directors fees and Ms. Jaros received $2,500.

     Messrs. Weiner, Robinson and Kessler each received options to purchase 1,000 shares of Common Stock at a price of $2.13 per share which are exercisable immediately.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors is comprised of Sol S. Weiner, Sheldon Robinson and Dennis Kessler, none of whom have ever been an officer or employee of the Company.

EMPLOYMENT AGREEMENTS

     Each of Messrs. Tzur, Scott and Israel are parties to employment agreements with us, all of which extend to May 2001, unless terminated sooner in accordance with the provisions of such agreements, as amended, and which provide for the automatic renewal thereof for successive periods of one year. The employment agreements of each of such individuals currently provide for an annual base salary of $135,000 and periodic bonuses. Pursuant to the terms of the employment agreements, as amended, the officers' compensation thereunder is subject to periodic adjustment by the Board of Directors, or a committee thereof.

     The foregoing employment agreements contain certain non-competition covenants pursuant to which Messrs. Tzur, Scott and Israel are prohibited from owning (subject to limited exceptions) or providing certain services to businesses similar to or in competition with our business, so long as each of such individuals is employed pursuant to such employment agreements, and for a period of one-year thereafter.

     We have provided Mr. Hiss a benefit equal to one year's base compensation in the event of a change in control where there is a loss of employment, or to the extent employment is retained, an amount equal to the shortfall between base compensation and actual base compensation from us under new ownership or with another employer.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     Presently, all compensation decisions relating to the salaries of the Named Executive Officers are governed by employment agreements between each of Mr. Tzur, Scott and Israel and us, which agreements provide for the payment of annual base salaries of $135,000, subject to increases or decreases, to each of such individuals in amount as determined by either the Board of Directors or the Compensation Committee, and periodic bonuses. Because the Named Executive Officers' employment agreements presently control the compensation paid to such executive officers, the Compensation Committee did not formulate policies with respect to the Named Executive Officers' compensation during 2000.

COMPARATIVE PERFORMANCE GRAPH

     The graph set forth below compares cumulative total shareholder return on our Common Stock with the cumulative total return of the companies listed on the Nasdaq Stock Market (U.S. Companies) ("Nasdaq Market Index") and an industry group consisting of publicly-traded companies included in the Company's Standard Industrial Classification Code (SIC Code 5013 - Motor Vehicle Supplies & New Parts) (the "Industry Index") for the period from December 15, 1994 to December 31, 2000. The comparison assumes the investment of $100 in Common Stock, the Nasdaq Market Index and the Industry Index on December 15, 1994 and the reinvestment of all dividends. The shareholder return of each of the companies in the Industry Index has been weighted according to market capitalization at the beginning of each measurement period. Although most of the companies included in the Industry Index engage in the distribution of brake parts, such companies also engage in other lines of business.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                   AMONG UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                     NASDAQ MARKET INDEX AND SIC CODE INDEX

                              [PERFORMANCE GRAPH]

                                   -----------------------------FISCAL YEAR ENDING----------------------------
COMPANY/INDEX/MARKET               12/29/1995   12/31/1996   12/31/1997   12/31/1998   12/31/1999   12/29/2000
Universal Auto                         100.00        17.93        16.03         9.78        20.11        17.39
Motor Vehicle Supplies & Parts         100.00       108.26       115.54       110.56        83.52        69.65
NASDAQ Market Index                    100.00       124.27       152.00       214.39       378.12       237.66


                    ASSUMES $100 INVESTED ON JANUARY 1, 1995
                           ASSUMES DIVIDEND REINVESTED
                      FISCAL YEAR ENDING DECEMBER 31, 2000


APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK WHICH MAY BE ISSUED UNDER OUR STOCK OPTION PLAN

     We maintain the Universal Automotive Industries, Inc. Share Option Plan (the "Stock Option Plan") for the benefit of key employees, non-employee directors, advisors, independent contractors and such other persons as the Board of Directors believes valuable to us ("Eligible Persons"). Options granted under the Stock Option Plan may be either incentive stock options ("ISOs") under
Section 422 of the Code or nonstatutory options (an option which is not intended to be an "incentive stock option," as defined in Section 422 of the Code).

     The Stock Option Plan, which was adopted by the Board of Directors on October 13, 1994 and approved by our stockholders on October 13, 1994, is intended to encourage ownership of Common Stock by Eligible Persons, in order to attract such persons or to encourage such persons to serve or continue to serve with us, and to provide additional incentives for such persons to promote our success. Presently there is a total of 700,000 shares of Common Stock reserved for issuance under the Stock Option Plan. The Stock Option Plan is administered by the Board of Directors, which may delegate its authority to a committee.

     No ISOs shall be granted after the expiration of the earlier of ten years from the date of adoption and approval of the Stock Option Plan by the Board and its stockholders. The fair market value of shares of Common Stock with respect to which ISOs are exercisable for the first time by any Eligible Person during any calendar year shall not exceed $100,000.

     The exercise price per share for shares underlying each nonstatutory option shall be determined by the Board of Directors, which has the power to determine eligibility to receive options and terms of any options granted, including the exercise price, the number of shares subject to such nonstatutory option, the vesting schedule and the exercise period. The



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

exercise price per share for shares underlying all ISOs granted under the Stock Option Plan must be at least equal to the fair market value of a share of our Common Stock on the date of the grant. With respect to any participant who owns stock possessing more than 10% of the voting power of our outstanding capital stock, the exercise price per share for shares underlying any ISO granted must equal at least 110% of the fair market value of a share of Common Stock covered by such ISO on the grant date and the ISO shall terminate not more than five years from the grant date.

     ISOs shall terminate not more than ten years from the date of grant. Nonstatutory options shall terminate not more than eleven years from the date of grant. All options granted under the Stock Option Plan may be exercised over a period of time after such person leaves our employment or after death. All options granted under the Stock Option Plan are non-transferable.

       Stockholder approval of this amendment to the Stock Option Plan is sought to continue to qualify the Stock Option Plan under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and thereby render certain transactions under the Stock Option Plan exempt from certain provisions of Section 16 of the Exchange Act.

     As of the date of this Proxy Statement, we have granted options for 563,100 shares of Common Stock available for issuance under the Plan. The Board of Directors has authorized an increase of 700,000 shares of Common Stock for issuance under the Stock Option Plan, for a total of 1,400,000 shares. The Board of Directors believes that it is in our best interests and in the best interests of the Stockholders to increase the number of shares of Common Stock which may be issued under the Stock Option Plan in order to continue to attract key persons and reward them for their efforts. With the exception of increasing the number of shares of Common Stock which may be issued under the Stock Option Plan, the Board or Directors is not seeking Stockholder approval of any other provisions of the Stock Option Plan. Therefore, the Board of Directors recommends that the Stockholders vote to increase the number of shares of Common Stock which may be issued under the Stock Option Plan.

     As of April 17, 2001 the market value of our Common Stock, based upon the closing price on the Nasdaq SmallCap Market, was $1.90 per share. Following is the amount of all options received, to date, by the persons indicated:


Name                                    Amount of Options
----                                    -----------------

Yehuda Tzur, Chairman of the Board          106,000

Arvin Scott, President and Chief
Executive Officer                           217,000

Sami Israel, Vice-President                  20,000

Jerome J. Hiss, Chief Financial
Officer and Secretary                        36,600

All current executive officers, as a group  379,600

All current directors who are not
executive officers, as a group               16,000

All employees, including all current        167,500
officers who are not executive officers, as a group

Discussion of Federal Income Tax Consequences

     The following summary of tax consequences is not comprehensive and is based on laws and regulations in effect on April 1, 2001 These laws and regulations are subject to change on a retroactive basis.

     The grant of a nonqualified option under the Stock Option Plan is not a taxable event and we are not entitled to a deduction upon such grant. Upon exercise of a nonqualified option, participants will be taxed at ordinary income rates on the difference between the exercise price of the option and the fair market value of the Common Stock issued pursuant to such exercise. Fair market value generally will be determined on the date of exercise (or in the case where a sale of property could subject a transferor to suit under Section 16(b) of the Securities Exchange Act of 1934, the later of the date of exercise and the date which is six months and one day after the date on which the option was granted, unless the participant elects to be taxed based on the fair market value at the date of exercise). We will receive a corresponding deduction for the amount of income recognized by a participant upon exercise of an option in the same year the participant recognizes income in connection with the exercise of an option. The participant, generally, will have a tax basis for the Common Stock acquired equal to the fair market value of the Common Stock at the date of exercise. Any gain or loss realized upon the subsequent sale of the Common Stock issued upon exercise of a nonqualified option will be taxed at either long-term or short-term capital gain (or loss) rates, depending on the selling Stockholder's holding period. The subsequent sale would have no tax consequences for us.

     The recipient of an incentive stock option generally will not recognize any income upon its grant or upon its exercise if no disposition of the Common Stock received upon exercise is made within two years from the date of grant or within one year after the acquisition of the Common Stock. The excess of the fair market value of the Common Stock over the exercise price of the Common Stock received upon the exercise of an incentive stock option, however, is a tax preference item in the year of exercise which may subject the recipient to an alternative minimum tax. Upon a subsequent sale of Common Stock acquired pursuant to exercise of an incentive stock option, if the foregoing holding periods are met, the recipient will recognize a long-term capital gain upon the difference between the sale price and the exercise price, and we will receive no deduction from taxable income. If these holding periods are not met, the recipient generally will realize ordinary income to the extent of the difference between the exercise price and the fair market value of the Common Stock on the date the option is exercised. However, if the disposition is by a sale or exchange at a price less than the fair market value of the Common Stock on the date of exercise, then, in general, the amount of ordinary income is limited to the gain recognized on such sale or exchange. If the sale price exceeds the fair market value of the Common Stock on the date of exercise, such excess will be a long-term or short- term capital gain, depending on the employee's holding period for the Common Stock being sold. We will have a deduction in an amount equal to the ordinary income recognized by the optionee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK WHICH MAY BE ISSUED UNDER THE STOCK OPTION PLAN.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our Directors, Executive Officers and persons who own more than 10% of the outstanding shares of the Common Stock file with the Securities and Exchange Commission certain reports relating to their ownership of Common Stock and changes in such ownership. We are required to identify in this Proxy Statement any persons subject to this requirement who failed to file any such report on a timely basis. Based solely on a review of the copies of such reports furnished to us, all such reports were filed on a timely basis.

                              CERTAIN TRANSACTIONS

     We maintain key man term life insurance policies which we purchased through the insurance agency of which Sheldon Robinson, a director, is an owner, covering the life of Mr. Scott in the amount of $6,000,000 and Mr. Tzur in the amount of $1,000,000, the proceeds of which would be payable to us. We paid premiums of approximately $9,000 for these policies in 2000.

     The Board of Directors has approved unsecured loans to each of Yehuda Tzur, Chairman and Arvin Scott, President and Chief Executive Officer. As of December 31, 2000, amounts of $115,000 and $122,262 were due from Messrs. Tzur and Scott, respectively. The loans are due on demand and bear interest at the applicable Federal rate imposed by the Internal Revenue Service for one year obligations.

     During late 2000 and early 2001, each of Messrs. Kessler and Weiner exchanged 200,000 shares of preferred stock of eParts eXchange, Inc., which is one of our subsidiaries, for 50,000 shares of our Common Stock. The exchange ratio for the eParts eXchange preferred stock was the same for all persons who exchange their eParts eXchange preferred stock for our Common Stock.

                      RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed, subject to stockholder ratification, the firm of Altschuler, Melvoin and Glasser LLP ("AM&G"), certified public accountants, as our independent




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

auditors for 2001. If the shareholders do not ratify the appointment of AM&G, the Board of Directors will reconsider its appointment, if so recommended by the Audit Committee.

     AM&G has a continuing relationship with American Express Tax and Business Services, Inc. ("TBS") from which it leases staff who are full time, permanent employees of TBS and through which its partners provide non-audit services. As a result of this arrangement, AM&G has no full time employees and, therefore, none of the audit services performed were provided by permanent, full-time employees of AM&G. AM&G manages and supervises the audit engagement and the audit staff and are exclusively responsible for the opinion rendered in connection with its audit.

     Other services, which do not include Financial Information System Design and Implementation, have been provided by TBS.

     Aggregate fees billed to us by AM&G for professional services rendered for the year ended December 31, 2000 and for review of the financial statements included in our Quarterly Reports on Form10-Q for that year approximated $110,000.

     A representative of AM&G is expected to be present at the Meeting. Such representative will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate Stockholder questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF ALTSCHULER, MELVOIN AND GLASSER LLP AS OUR INDEPENDENT AUDITORS FOR 2001.

                          DATE FOR RECEIPT OF PROPOSALS

     In order for Stockholder proposals to be included in the proxy materials for the Company's 2002 Meeting of Stockholders, any such proposal must be received by us at our executive offices not later than January 4, 2001 and meet all other applicable requirements for inclusion therein.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any other matter to come before the Meeting. However, if any such matter does come before the Meeting which requires the vote of the Stockholders, it is the intention of the persons named in the enclosed Proxies to vote the shares of Common Stock represented thereby in accordance with the recommendations of our management and their judgment on such matter.

                           ANNUAL REPORT ON FORM 10-K

     A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 WILL BE PROVIDED FREE OF CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST DIRECTED TO UNIVERSAL AUTOMOTIVE INDUSTRIES, INC., 11859 SOUTH CENTRAL AVENUE, ALSIP, ILLINOIS 60803, ATTENTION: JEROME HISS.


                                   By order of the Board of Directors,

                                   /s/ Jerome J. Hiss

                                   Jerome J. Hiss, Secretary

Chicago, Illinois
May 3, 2001

                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.

                             AUDIT COMMITTEE CHARTER


ORGANIZATION

     The audit committee shall be composed of board members who are independent of the management of Universal Automotive Industries, Inc. (the "Company") and are free of any relationship that would interfere with their exercise of independent judgment as a committee member. Such members of the audit committee shall be able to read and understand fundamental financial statements or will become able to do so in a reasonable period of time after the appointment to the audit committee. At least one member of the audit committee shall have past employment experience in finance or requisite professional certificate in accounting or other comparable experience or background.

STATEMENT OF POLICY

     Senior operating management of the Company, as overseen by the board of directors, is responsible for the Company's internal controls. The audit committee shall assist the Company's board members in fulfilling their responsibility to the shareholders, potential shareholders and investment community relating to the reliability of financial reporting, the effectiveness and efficiency of operations and compliance with applicable laws and regulations. In so doing, the audit committee shall be responsible for maintaining open communication among board members, the independent auditors and the management of the Company.

RESPONSIBILITIES

       In carrying out its responsibility, the audit committee will:

       - Review and recommend to the board the independent auditors to be selected to audit the financial statements of the Company. In addition, the committee will review the auditors' fees to determine whether they are appropriate for the services they render.

       - Meet with the independent auditors and management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be performed.

       - Meet with the independent auditors and management of the Company at the conclusion of the audit to review the results of the audit, including any comments or recommendations of the independent auditors, especially the contents of any auditors' letter to management.

       - Confirm and assure the independence of the independent auditors and review any management consulting services provided by the independent auditors and the related fees.

       - Review with the independent auditors and with the financial and accounting personnel the adequacy and effectiveness of the Company's internal controls and elicit any recommendations for improving the internal controls or particular areas where new or more detailed controls or procedures are desirable.

       - Review legal and regulatory matters that may have a material effect on the financial statements.

       - Inquire of management and the independent auditors regarding significant risks or exposures and assess the steps management has taken to minimize such risks and exposures to the Company.

       - Review the financial statements contained in the annual report to shareholders with management and the independent auditors.

       - Inquire of the independent auditors regarding their qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosures. Also inquire of the auditors regarding their reasoning in accepting or questioning management's significant estimates, changes or proposed changes in accounting principles and disclosure practices management employs for new transactions or events.

       - Provide sufficient opportunity at all meetings of the audit committee for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial personnel and the cooperation which the independent auditors received during the course of the audit.

       - Consider whether audit committee members are provided with appropriate background information and training and, when necessary, seek such information and training from management or the independent auditors.

       - Submit the minutes of all meetings of the audit committee to the board.

       - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

       - Review the Company's proxy statement disclosure concerning the report of the audit committee and the independence of the members of the audit committee, include the audit committee charter as an exhibit to the Company's proxy statement at least once every three years, review and reassess the adequacy of the audit committee charter on an annual basis and recommend any changes to the audit committee charter to the board.

       - Verify that the Company's auditors have reviewed the Company's financial information prior to filing the Company's Form 10-Q Reports.

                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                           11859 South Central Avenue
                              Alsip, Illinois 60803

          This Proxy is Solicited on Behalf of the Board of Directors.

     The undersigned hereby appoints Yehuda Tzur and Jerome Hiss, and each of them, as Proxies, with the power to appoint their substitutes, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the Shares of Common Stock of Universal Automotive Industries, Inc. (the "Corporation") held of record by the undersigned on April 27, 2001, at the Annual Meeting of Stockholders when convened on June 6, 2001, or any adjournment thereof.

1. ELECTION OF DIRECTORS--PROPOSAL to elect seven Directors to hold office until the next Annual Meeting of Stockholders, or otherwise as provided in the Corporation's Certificate of Incorporation (check one box):

[ ]  FOR all nominees listed below                  [ ]  WITHHOLD AUTHORITY
     (except as withheld in the space                    to vote for all of the
     provided below)                                     nominees listed below

NOMINEES: Mr. Yehuda Tzur, Mr. Arvin Scott, Mr. Sami Israel, Mr. Sol S. Weiner, Mr. Sheldon Robinson, Mr. Dennis L. Kessler and Ms. M. Catherine Jaros

2. STOCK OPTION PLAN-PROPOSAL to approve an increase in the number of shares of Common Stock which may be issued under the Corporation's Share Option
Plan:

            [ ] FOR              [ ] AGAINST             [ ] ABSTAIN

(INSTRUCTIONS To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

                          Continued on the reverse side

3. SELECT AUDITOR--PROPOSAL to concur in the selection of Altschuler, Melvoin and Glasser LLP as the Corporation's independent auditor for the fiscal year ending December 31, 2001 (check one box); and

            [ ] FOR              [ ] AGAINST             [ ] ABSTAIN

     OTHER BUSINESS--in their discretion, the Proxies are authorized to transact any other business as may properly come before the Meeting, or any adjournment thereof.

     This proxy when properly executed will be voted in the manner directly herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

                                    -----------------------------------------
                                    Signature                            Date

                                    -----------------------------------------
                                    Signature                            Date

                                    NOTE: Sign exactly as name appears above.
                                    If joint tenant, both should sign. If
                                    attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, please sign corporate name by President or authorized officer. If a partnership, sign in full partnership name by authorized person.



Please promptly initial, date, sign and return the card using the addressed envelope. Please contact Jerome Hiss at (708) 293-4050 with any questions regarding the above.